SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               DELUXE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

--------------------------------------------------------------------------------


                                                       DELUXE CORPORATION
                                                       3680 Victoria Street N.
[DELUXE LOGO]                                          Shoreview, MN 55126-2966
                                                       P.O. Box 64235
                                                       St. Paul, MN 55164-0235


--------------------------------------------------------------------------------







                        NOTICE OF MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 4, 1999

To the Shareholders of Deluxe Corporation:

    The 1999 regular meeting of shareholders will be held in the Nicollet Grand Ballroom of the Hyatt Regency Hotel, 1300 Nicollet Mall, Minneapolis, Minnesota 55403 on Tuesday, May 4, 1999, at 5:00 p.m. for the following purposes:

    1. to elect 9 Directors to hold office until the 2000 regular meeting of shareholders;

    2. to consider and act upon a proposal to ratify the selection of Deloitte & Touche as independent auditors of the Company for the year ending December 31, 1999; and

    3. to take action on any other business that may properly come before the meeting.

    Shareholders of record at the close of business on March 8, 1999 are entitled to vote at the meeting and at any adjournment thereof.

    Whether or not you expect to be present at the meeting, please complete, sign, date, and return the enclosed proxy card as soon as possible to ensure the presence of a quorum and save the Company further solicitation expense. For your convenience, a return envelope is enclosed that requires no postage if mailed in the United States. If you attend the meeting in person, your proxy will be returned to you upon request. Telephonic and Internet voting are also permitted in accordance with the instructions set forth on your proxy card.

                                            John H. LeFevre
                                            Secretary

Dated: March 31, 1999

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THANK YOU.

--------------------------------------------------------------------------------


                               DELUXE CORPORATION

            3680 VICTORIA STREET N., SHOREVIEW, MINNESOTA 55126-2966


--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                 1999 REGULAR MEETING OF SHAREHOLDERS TO BE HELD
                                   MAY 4, 1999

    The accompanying proxy is solicited by the Board of Directors of Deluxe Corporation (the "Company") in connection with the 1999 regular meeting (including any adjournments, the "Meeting") of shareholders of the Company to be held May 4, 1999.

    The cost of soliciting proxies, including the cost of preparing and mailing the notice of the Meeting and this proxy statement, will be paid by the Company. Proxies will be solicited primarily by mailing this proxy statement to all shareholders entitled to vote at the Meeting. In addition to the use of the mails, proxies may be solicited personally or by telephone, telegraph, facsimile or other means of communication by directors, officers and employees of the Company. These solicitors will not be specially compensated for such activities, but they may be reimbursed for any reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has also retained, at its expense, Beacon Hill Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies. The cost of such proxy solicitation services is expected to be less than $10,000. The Company may also reimburse brokers, banks and others holding shares in their names that are beneficially owned by others for the cost of forwarding proxy materials and obtaining proxies from their principals.

     A shareholder may revoke his or her proxy at any time before it is voted by written notice addressed to the Secretary at the offices of the Company, by filing another proxy bearing a later date with the Secretary or by appearing at the Meeting and voting in person. Unless revoked, all properly executed proxies will be voted. This proxy statement and enclosed form of proxy are first being mailed to shareholders on or about April 2, 1999. Telephonic and Internet voting are also permitted in accordance with the instructions on your proxy card.

    Only shareholders of record at the close of business on March 8, 1999 may vote at the Meeting. As of that date, there were 79,405,544 shares of common stock, $1.00 par value per share ("Common Stock"), of the Company outstanding. Such shares constitute the only class of the Company's outstanding equity securities. Each shareholder of record is entitled to one vote for each share registered in his or her name on each matter presented at the Meeting. Cumulative voting is not permitted.

    Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by the holder of such shares. If no direction is made, such shares will be voted FOR the election of the nominees for the Company's Board of Directors named and the other matters described in this proxy statement. The persons named as proxies may also vote on any other matter to properly come before the Meeting. If a shareholder returns a proxy on which he or she elects to "abstain" from voting on any matter (or to "withhold authority" as to the election of any Director), the shares represented by such proxy will be considered present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If a proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority to vote certain of such shares on one or more matters, those shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered to be represented at the Meeting for purposes of calculating the vote with respect to such matters.

                          ITEM 1: ELECTION OF DIRECTORS

    The Board of Directors has set the size of the Board at 9 persons and recommends that the persons listed below be elected Directors to serve until the 2000 regular meeting of the Company's shareholders. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Meeting will be necessary to elect each of the nominees listed below. All of the nominees are presently Directors of the Company whose terms of office will expire at the Meeting.

JOHN A. BLANCHARD III, age 56, has served as President and Chief Executive Officer of the Company since May 1, 1995 and as Chairman of the Board of Directors since May 6, 1996. From January 1994 to April 1995, Mr. Blanchard was executive vice president of General Instrument Corporation, a supplier of systems and equipment to the cable and satellite television industry. From 1991 to 1993, Mr. Blanchard was chairman and chief executive officer of Harbridge Merchant Services, a national credit card processing company. Previously, Mr. Blanchard was employed by American Telephone & Telegraph Company for 25 years, most recently as senior vice president responsible for national business sales. Mr. Blanchard also serves as a director of Wells Fargo and Company and Saville Systems PLC.

DR. JAMES J. RENIER, age 69, was chairman and chief executive officer of Honeywell Inc. ("Honeywell") from 1988 until 1993, when he retired as chief executive officer. Dr Renier continued as chairman of the executive committee of Honeywell's board of directors until April 1994. Honeywell is a manufacturer of control systems that provides products and services for use in homes, commercial and industrial buildings and aviation throughout the world. Dr. Renier has served on the Board of Directors since 1990. Dr. Renier also served on the board of directors of KLM Royal Dutch Airlines through June 1998 and he is currently a member of the board of directors of ReliaStar Financial Corp. ("ReliaStar").

BARBARA B. GROGAN, age 51, is the founder of Western Industrial Contractors of Denver, Colorado ("Western Industrial") and has served as its president and chief executive officer since 1982. Western Industrial specializes in the moving and installation of heavy industrial equipment. Ms. Grogan was elected to the Board of Directors in 1991. Ms. Grogan also serves as a director of Pentair Industries, Inc. and Apogee Enterprises, Inc.

STEPHEN P. NACHTSHEIM, age 54, is a corporate vice president of Intel Corporation ("Intel") and has served as the co-general manager of the corporate business development group for Intel since 1998. From 1994 until he transferred to his current position, Mr. Nachtsheim served as the general manager of Intel's mobile/handheld products group. Intel designs and manufactures integrated circuits, microprocessors and other electronic components. Mr. Nachtsheim has been employed by Intel since 1981. Mr. Nachtsheim was elected to the Board of Directors in November 1995.

CALVIN W. AURAND, JR., age 68, became the chairman of the board of directors, president and chief executive officer of Banta Corporation ("Banta") in July 1989, where he served until his retirement in April 1995. Banta is a printing services company. Mr. Aurand was elected to the Board of Directors in November 1996. Mr. Aurand also serves on the board of directors of US Can Corp.

DONALD R. HOLLIS, age 63, has served as president of DRH Strategic Consulting, Inc., a consulting firm which assists financial institutions in developing and improving their transaction processing products, since January 1996. Mr. Hollis also serves as president of Hollis Enterprises of Vermont, Inc. and Johnson Fine Arts Associates, L.L.C., each of which provides services to consumers and small businesses. From 1981 through 1995, Mr. Hollis served as executive vice president and chief technical officer of First Chicago Corporation, a bank holding company. Mr. Hollis was elected to the Board of Directors in November 1996. Mr. Hollis also serves on the board of directors of Teltrend Inc. and Edify Corp.

ROBERT C. SALIPANTE, age 42, has served as senior vice president, personal financial services of ReliaStar, a holding company specializing in financial services, since November 1996. Mr. Salipante joined ReliaStar in July 1992 as senior vice president and chief financial officer and has since served in a variety of senior management positions. Mr. Salipante was elected to the Board of Directors in November 1996.

JACK ROBINSON, age 44, has served as the vice president, finance for the home and small business group of Dell Computer Corporation ("Dell Computer"), a computer manufacturer, since November 1998. From February 1998 through November 1998, Mr. Robinson served as president of the Foodservice unit of Sara

Lee Bakery, a division of Sara Lee Corporation ("Sara Lee"). Between July 1996 and February 1998, Mr. Robinson served as president of the Specialty Markets division of Sara Lee. Mr. Robinson joined Sara Lee in June 1993 as a senior vice president and the chief financial officer of its Sara Lee Bakery division. Sara Lee is a global packaged food and consumer products company. Mr. Robinson was elected to the Board of Directors in June 1997.

HATIM A. TYABJI, age 54, has served as chief executive officer and chairman of Saraide Inc. ("Saraide.com") since September 1998. Saraide.com is a provider of Internet and wireless data services. From November 1986 until March 1998, Mr. Tyabji served as president and chief executive officer of VeriFone, Inc. ("VeriFone"), which was acquired by Hewlett Packard Company in June 1997. Mr. Tyabji also served as chairman of VeriFone from 1992 until 1998. VeriFone is a global provider of transaction automation systems and Internet commerce solutions. Mr. Tyabji was elected to the Board of Directors in November 1997. Mr. Tyabji also serves on the board of directors of PubliCARD, Inc., Best Buy Corporation and BA Merchant Services Inc.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE. Unless authority to vote is withheld, the persons named as proxies will vote FOR the election of each of the above-listed nominees. If any of the nominees are not candidates for election at the meeting, which is not presently anticipated, the persons named as proxies will vote for such other person or persons as they may, in their discretion, determine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 8, 1999, the number of shares of Common Stock beneficially owned by each person who is known by the Company to beneficially own more than five percent of the Company's outstanding Common Stock, each Director, each person named in the Summary Compensation Table that appears elsewhere in this proxy statement (the "Named Executive Officers"), and all of the Directors and executive officers of the Company as a group:


                                        NUMBER OF                 NUMBER OF RESTRICTED
NAME OF BENEFICIAL OWNER         SHARES BENEFICIALLY OWNED            STOCK UNITS(1)             TOTAL(1)
------------------------         -------------------------        ---------------------          --------
AMVESCAP PLC
11 Devonshire Square
London ECZM 4yr
England(2)..............................7,493,119

FMR Corp.
82 Devonshire Street
Boston, MA 02109(3).....................4,793,053

John A. Blanchard III(4)..................313,424..........................6,693..................320,117

Lawrence J. Mosner(5) ....................122,034.........................39,701..................161,735

Thomas W. VanHimbergen(6) .................55,489..........................6,315...................61,804

Ronald E. Eilers(7)........................39,447..........................9,608...................49,055

John H. LeFevre(8).........................47,492..........................4,842...................52,334

Whitney MacMillan(9) ......................13,000..........................1,764...................14,764

Dr. James J. Renier(10) ...................14,002..............................0...................14,002

Barbara B. Grogan(11) ......................6,002............................941....................6,943

Stephen P. Nachtsheim(12) ..................3,471............................430....................3,901

Calvin W. Aurand, Jr.(13) ..................2,100............................939....................3,039

Donald R. Hollis(14) .......................5,148..............................0....................5,148

Robert C. Salipante(15) ....................3,790..............................0....................3,790

Jack Robinson(16) ..........................1,941............................972....................2,913

Hatim A. Tyabji(16).........................1,000..........................1,875....................2,875

All Directors and executive officers
as a group (16 persons)(17) ..............658,541.........................77,590..................736,131

(1) The Restricted stock units held by the executive officers of the Company will vest and be converted into shares of Common Stock at various times between May 1, 1999 and August 8, 2000 as described in footnotes (1) and (2) to the Summary Compensation Table. The restricted stock units held by the Directors of the Company were received in lieu of directors' fees pursuant to the Deluxe Corporation Non-Employee Stock and Deferral Plan. These units will generally be converted into shares of Common Stock when the holder ceases to serve as a Director of the Company, with the exception of the restricted stock units held by Mr. Robinson, which will vest and be converted into shares of Common Stock on January 15, 2000. The shares of Common Stock subject to issuance upon the vesting of the restricted stock units shown are not beneficially owned by the holders thereof. The group comprised of the executive officers and directors of the Company beneficially owned less than 1% of the outstanding shares of Common Stock on March 8, 1999.

(2) Based on a schedule 13G, dated February 8, 1999 (as amended on March 11,
1999) filed with the Securities and Exchange Commission (the "Commission") by AMVESCAP PLC, AVZ, Inc., AMVESCAP Group Services, Inc., AIM Management Group Inc.*, INVESCO,Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc.*, INVESCO Funds Group, Inc., Invesco Management and Research, Inc., INVESCO Realty Advisers, Inc. and INVESCO (NY) Asset Management, Inc. The entities listed above have shared voting and dispositive power with respect to 7,493,119 shares (9.44% of the outstanding shares of Common Stock on March 8, 1999). The shares are held by the entities indicated with an asterisk on behalf of other persons who have the right or power to direct the receipt of dividends from or the proceeds of any sale of the shares.

(3) Based on a Schedule 13G, dated as of February 1, 1999, filed by FMR Corp. ("FMR"), Edward C. Johnson 3d, chairman of FMR, Abigail P. Johnson, a director of FMR, Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR, and Fidelity Value Fund an investment company ("FVF"), with the Commission. According to such Schedule 13G, Mr. Johnson and FMR, through its control of Fidelity, which serves as investment advisor to FVF, and FVF each has sole power to dispose of 4,300,100 shares (5.42% of the outstanding shares of Common Stock on March 8, 1999) owned by FVF. Neither Mr. Johnson nor FMR has the sole power to vote or direct the voting of such shares. Fidelity carries out the voting of the shares under guidelines established by the FVF's Board of Trustees. Mr. Johnson and FMR, through its control of Fidelity Management Trust Company, a bank which is a wholly owned subsidiary of FMR ("FMTC"), may also be deemed the beneficial owners of an additional 492,953 shares held by institutional accounts managed by FMTC. FMR and Mr. Johnson each have sole dispositive and voting power with respect to of such shares. Members of the Johnson family, including Edward C. Johnson 3d and Abigail P. Johnson, may be deemed to form a controlling group with respect to FMR.

(4) Includes 25,000 shares of restricted stock that will vest on May 1, 2000, provided that Mr. Blanchard is then employed by the Company and 260,334 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(5) Includes 111,334 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(6) Includes 200 shares held by the Lynne A. VanHimbergen Trust, 2,500 shares receivable on May 1, 1999 (provided that, subject to certain exceptions, Mr. VanHimbergen is then in the employ of the Company) upon the vesting of restricted stock units held by Mr. VanHimbergen and 47,001 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(7) Includes 32,684 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days. Table does not reflect an additional .12 share held in a brokerage account for the benefit of Mr. Eilers.

(8) Includes 43,834 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(9) Includes 4,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(10) Includes 4,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days and 485 shares of restricted stock. The transfer restrictions on 257 of such shares lapsed on March 15, 1999 and the restrictions on the remaining 228 shares will lapse on June 15, 1999.

(11) Includes 4,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days and 972 shares of restricted stock. The transfer restrictions on 515 of such shares lapsed on March 15, 1999 and the restrictions on 457 of such shares will lapse on June 15, 1999.

(12) Includes 2,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days and 1,000 shares held by the Nachtsheim Family Trust.

(13) Includes 1,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days and 333 shares of restricted stock which will vest on the date of the Meeting, provided that the holder remains a Director after the Meeting.

(14) Includes 1,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, 2,334 shares held by the Hollis Family Limited Partnership I and 916 shares of restricted stock. 333 of such shares will vest on the date of the Meeting, provided that the holder remains a Director after the Meeting. The transfer restrictions on 309 of the restricted shares lapsed on March 15, 1999 and the restrictions on 274 of such shares will lapse on June 15, 1999.

(15) Includes 1,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days and 941 shares of restricted stock. 333 of such shares will vest on the date of the Meeting, provided that the holder remains a Director after the Meeting. The transfer restrictions on 322 of the restricted shares lapsed on March 15, 1999 and the restrictions on 286 of such shares will lapse on June 15, 1999.

(16) Includes 666 restricted shares, 333 of which will vest on the date of the Meeting, provided that the holder remains a Director after the Meeting.

(17) Number of Shares Beneficially Owned includes 540,855 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, 29,979 shares of restricted stock that will vest as described in footnotes (4), (10), (11), (13), (14), (15) and (16) and 2,500
restricted stock units that will vest as described in footnote (6). The group comprised of the executive officers and directors of the Company beneficially owned less than 1% of the outstanding shares of Common Stock on March 8, 1999.

----------------------------------------------------------------------------------------------------------------------
                                             SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------

                                                                                    LONG-TERM           ALL OTHER
                                                       ANNUAL                     COMPENSATION       COMPENSATION(3)
                                                    COMPENSATION              ----------------------

                                                                                     AWARDS
----------------------------------------------------------------------------------------------------------------------
                                                                                         SECURITIES
                                                                                           UNDER-
                                                                              RESTRICTED   LYING
                                                               OTHER ANNUAL     STOCK     OPTIONS/
 NAME AND PRINCIPAL POSITION    YEAR     SALARY     BONUS(1)   COMPENSATION   AWARDS(2)     SARS
----------------------------------------------------------------------------------------------------------------------
  John A. Blanchard III(4)       1998    $600,000  $1,200,000         $13,848          0    176,000           $79,051
  President and Chief            1997    $600,000    $638,550         $11,328          0    100,000           $67,745
  Executive Officer              1996    $500,000    $617,500          $7,973          0     70,000           $31,473
----------------------------------------------------------------------------------------------------------------------
  Lawrence J. Mosner             1998     $440,000   $880,000         $39,334          0     80,000           $68,175
  Executive Vice President       1997     $440,000   $394,293         $45,153   $461,250    100,000          $108,623
                                 1996     $300,000   $190,500         $17,903          0          0           $43,179
----------------------------------------------------------------------------------------------------------------------
  Thomas W. VanHimbergen(5)      1998     $300,000   $405,000         $13,815          0     41,000           $15,188
  Senior Vice President and      1997     $200,000   $142,610         $31,547   $154,375     50,000           $34,959
  Chief Financial Officer        1996          -            -               -          -          -                 -
----------------------------------------------------------------------------------------------------------------------
  Ronald E. Eilers(6)            1998     $275,000   $295,531          $3,963          0     50,000           $36,801
  Senior Vice President          1997     $242,083   $262,892         $29,596   $168,750      9,000           $72,350
                                 1996     $185,000   $126,872          $2,088          0      6,000           $12,433
----------------------------------------------------------------------------------------------------------------------
  John H. LeFevre                1998     $230,000   $310,500          $2,346          0     32,500           $26,575
  Senior Vice President          1997     $230,000   $121,253            $119          0     15,000           $39,333
                                 1996     $210,000   $110,918          $2,517          0     10,000           $33,033
----------------------------------------------------------------------------------------------------------------------

------------
(1) Bonus compensation for 1996 and 1997 was earned under the Company's 1996 Annual Incentive Plan (the "Annual Incentive Plan") and the Company's quarterly bonus plan (the "Quarterly Bonus Plan"). The Quarterly Bonus Plan was terminated at the end of 1997 and all 1998 incentive compensation was paid pursuant to the Annual Incentive Plan.

Recipients of awards under the Annual Incentive Plan are entitled to elect to receive all or a portion of their incentive compensation in the form of shares of restricted stock or restricted stock units (whichever option is made available by the Compensation Committee). If an election is made to receive shares of restricted stock or restricted stock units, the amount of the cash forgone is increased by 25 percent in determining the number of shares of restricted stock or restricted stock units awarded. For awards earned during 1998 under the Annual Incentive Plan, restricted stock units were granted on January 29, 1999 in lieu of cash compensation as follows: 24,701 units ($880,000) to Mr. Mosner; 6,315 units ($225,000) to Mr. VanHimbergen; 4,608 units ($164,184) to Mr. Eilers; and 4,842 units ($172,500) to Mr. LeFevre. For awards earned during 1997 under the Annual Incentive Plan, restricted stock units were granted on January 30, 1998 in lieu of cash compensation as follows:
10,750 units ($354,750) to Mr. Blanchard; 11,948 units ($394,293) to Mr. Mosner;
4,321 units ($142,610) to Mr. VanHimbergen; and 1,648 units ($54,395) to Mr. LeFevre. For awards earned during 1996 under the Annual Incentive Plan, restricted stock units were granted on January 31, 1997 in lieu of cash compensation as follows: 20,081 units ($617,500) to Mr. Blanchard. The imputed value of the restricted stock units received by such persons is included in the bonus compensation amounts shown above and is based on the closing price of the Company's Common Stock on the date of grant of such units ($35.625 on January 29, 1999, $33.00 per share on January 30, 1998 and $30.75 per share on January 31, 1997). The restricted stock units earned during 1996 will vest during the employment of Mr. Blanchard in equal installments on the first, second and third anniversaries of the grant date, subject to acceleration in the event of certain defined changes in control of the Company, the death, disability or approved retirement of the holder or the termination of the employment of the holder without cause. The units earned in 1997 vested on January 30, 1999 and the units earned during 1998 will vest on January 29, 2000, subject to acceleration in the event of the death, disability or approved retirement of the holder and upon certain defined changes in control of the Company. If the employment of the holder is terminated without cause or if the holder voluntarily resigns prior to the vesting of the holder's 1998 restricted stock units, the holder will be entitled to receive a cash payment equal to the amount of incentive compensation foregone in exchange for such units. Following the vesting of a restricted stock unit, the holder thereof is entitled to receive one share of Common Stock for each restricted stock unit that vests. Each restricted stock unit also entitles the holder to receive payments prior to the vesting date in an amount equal to the dividend payment on one share of Common Stock. Such amount is payable at the time the corresponding dividend is paid to the Company's shareholders.

(2) The valuations shown in the table are based on the closing price of the Common Stock on the date the awards indicated were granted. In addition to the awards described in the preceding footnote, grants of restricted stock units were made on January 31, 1997 (Mr. Mosner, 15,000 restricted stock units), May 1, 1997 (Mr. VanHimbergen, 5,000 restricted stock units) and August 8, 1997 (Mr. Eilers, 5,000 restricted stock units). Mr. Mosner's restricted stock units will vest and be converted into shares of Common Stock on January 31, 2000, provided that Mr. Mosner is then in the employ of the Company, or upon certain defined changes in control of the Company. The restricted stock units will also vest in the event Mr. Mosner's employment is terminated without cause prior to January 31, 2000. One-half of the restricted stock units granted to Mr. VanHimbergen vested and were converted into shares of Common Stock on May 1, 1998. The remaining units will vest and be converted into shares of Common Stock on May 1, 1999, if Mr. VanHimbergen is then in the employ of the Company. The restricted stock units granted to Mr. Eilers in 1997 will vest and be converted into shares of Common Stock on August 8, 2000, provided that Mr. Eilers is then in the employ of the Company. These units will also vest and be converted into shares of Common Stock upon certain defined changes in control of the Company. Cash dividends are paid on all of the restricted stock units described above during the vesting period.

Based on the closing price of the Common Stock on December 31, 1998 ($36.5625 per share), the value at the end of the Company's last completed fiscal year of the aggregate restricted shares and restricted stock units (other than those received in lieu of incentive compensation as described in footnote (1)) held by the persons named above were: Mr. Blanchard, $914,063 (25,000 restricted shares); Mr. Mosner, $548,438 (15,000 restricted stock units); Mr. VanHimbergen, $91,406 (2,500 restricted stock units); and Mr. Eilers, $182,812 (5,000 restricted stock units).

(3) All Other Compensation consists of (a) contributions to qualified retirement plans, (b) amounts credited to a non-qualified, supplemental retirement plan (defined contribution and profit sharing allocations in excess of Employee Retirement Income Security Act of 1974 (ERISA) limitations) and (c) amounts credited to a non-qualified deferred compensation plan as benefit plan equivalents. For 1998, these amounts were as follows: For Mr. Blanchard $14,400, $64,651 and $0, respectively; for Mr. Mosner $14,400, $21,240 and $5,412, respectively; for Mr. VanHimbergen $12,150, $0 and $2,010, respectively; for Mr. Eilers $14,400, $19,585 and $1,691, respectively; and for Mr. LeFevre $14,400, $10,216 and $1,958, respectively. The qualified retirement plans and the non-qualified, supplemental retirement plan referred to in clauses (a) and (b) above, respectively, are defined contribution and profit sharing plans that provide that contributions vest when made or declared.

All Other Compensation also includes income recognized from relocation expense reimbursement in excess of deductible amounts, incidental relocation compensation and guaranteed minimum resale price allowances in respect of residences sold that is paid to executives under the Company's relocation program. The persons named above recognized income in the following amounts under this program: Mr. Mosner, $27,123 (1998), $41,025 (1997) and $43,179
(1996); Mr. VanHimbergen, $1,028 (1998) and $34,959 (1997); and Mr. Eilers,
$1,125 (1998) and $32,852 (1997). Taxes reimbursed as a result of such recognition are reported under Other Annual Compensation in the corresponding years.

(4) Mr. Blanchard is entitled to supplemental retirement benefits (the "Supplemental Retirement Benefits") in addition to those ordinarily payable under the Company's profit-sharing, pension and supplemental retirement plans, and with respect to any Company-paid portion of contributory retirement plans, such as the Company's 401(k) plan (collectively, the "Base Plans"). The Supplemental Retirement Benefits are intended to provide Mr. Blanchard with annual retirement benefits approximating those that would be payable to Mr. Blanchard if he had an additional 15 years of service with the Company. The annual amount of the Supplemental Retirement Benefits is calculated by (i) multiplying 1.5 percent times Mr. Blanchard's actual number of years of service at retirement plus 15 and further multiplying the product obtained thereby by the average of Mr. Blanchard's highest five years of cash compensation (base salary plus annual cash incentive) with the Company and (ii) subtracting from the result obtained in clause (i) an amount equal to a level payment annuity obtained by assuming that the principal accumulated for Mr. Blanchard under the Base Plans will be distributed to Mr. Blanchard in 15 equal annual installments with interest paid at an annual rate of eight percent during the distribution period. The Supplemental Retirement Benefits will not be paid unless Mr. Blanchard completes five years of continuous service with the Company, unless Mr. Blanchard's employment is terminated by reason of Mr. Blanchard's disability or death (in which event the Supplemental Retirement Benefits will be paid to Mr. Blanchard or his heirs without regard to the five year service requirement and the amounts payable will be determined based on Mr. Blanchard's years of service prior to his disability or death). The Supplemental Retirement Benefits are payable for 15 years following a qualifying termination of Mr. Blanchard's employment with the Company. Mr. Blanchard's base salary and his participation in the Company's retirement and other benefit plans continue for twenty-four months following any actual or constructive termination of his employment without cause, unless Mr. Blanchard's employment with the Company is terminated in certain circumstances described in an Executive Retention Agreement entered on January 9, 1998, in which event payments to Mr. Blanchard following his termination of employment would be governed by that agreement. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements--Executive Retention Agreements."

(5) Mr. VanHimbergen became an employee of the Company in May 1997.

(6) Mr. Eilers' 1997 bonus amount includes a special $146,250 retention bonus earned in connection with his service on behalf of companies held for sale by the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

    The Company's officer compensation program is designed to attract and retain highly skilled and capable executives and other individuals who will be responsible for ensuring the Company's future success. This group will include not only those executives and others who can sustain the Company's existing businesses, but also those who will envision new businesses and opportunities, including appropriate acquisitions and alliances, that will contribute to the Company's future growth. The compensation program is also intended to align the interests of shareholders and management by linking both short- and long-term compensation to corporate performance, encouraging stock ownership by management and rewarding financial performance that increases total shareholder return.

    The Compensation Committee (the "Compensation Committee") of the Board of Directors has overall responsibility for compensation actions affecting the Company's senior executives. The Compensation Committee is currently composed of three members of the Board of Directors (Mr. Aurand, who succeeded Dr. Renier as Chairman of the Compensation Committee on August 7, 1998, Dr. Renier and Ms. Grogan) who are not current or former officers or employees of the Company. During 1998, Mr. Hatim Tyabji also served on the Compensation Committee until August 7, 1998.

    The Compensation Committee is responsible for:

       o Developing an executive compensation philosophy and related administrative policies;

       o Reviewing comparative market data for the Chief Executive Officer (the "CEO") and the Company's other senior executives (together with the CEO, the "Officers") and ensuring that the Company's compensation programs are competitive;

       o Approving the design of short- and long-term incentive compensation programs for the Officers and certain other divisional executives (the "Divisional Executives");

       o Establishing performance measurements and compensation under the Company's short- and long-term incentive compensation programs for the Officers and Divisional Executives;

       o    Determining the compensation of the CEO;

       o Reviewing and approving the compensation of the Company's other Officers; and

       o    Administering the Company's equity-based compensation programs.

    The Compensation Committee has access to and meets with independent compensation consultants regarding industry and geographic compensation levels and practices. For 1998, the Compensation Committee used, depending on the position being reviewed and the availability of data, industry compensation data from one or more compensation surveys (collectively, the "Compensation Survey") covering a broad range of domestic companies to provide comparative data on the appropriate mix of compensation elements and overall compensation levels. To the extent available, the Compensation Committee used data for comparative purposes from companies that were similar in size to the Company or, if such data was unavailable, other data and, in either case, extrapolated such data to an industrial company with sales approximately equal to those of the Company in order to make such comparisons.


OFFICER COMPENSATION PROGRAM

    BASE SALARIES--As part of its overall short- and long-term compensation program, base salaries of the Officers during 1998 were generally set at or near the median of similar positions in the Compensation Survey.

    ANNUAL INCENTIVE COMPENSATION--Management and highly compensated employees selected by the Compensation Committee also participate in the Company's 1996 Annual Incentive Plan (as amended, the "Annual Incentive Plan"). For 1998, a total of 28 employees received awards pursuant to the Annual Incentive Plan.

    The 1998 performance criteria adopted by the Compensation Committee were intended to provide total cash compensation (base salary plus incentive) between the 50th and the 65th percentile of the companies in the Compensation Survey if the target goals were achieved, rising above such level if the goals were exceeded. A reduced level of compensation was to have been paid if the performance goals were not attained, and no incentive compensation would have been paid if the Company's performance fell below certain thresholds.

    For the Officers named in this proxy statement (the "Named Executive Officers"), other than Mr. Eilers, the performance factors that were considered in determining incentive compensation for 1998 under the Annual Incentive Plan were earnings per share ("EPS") and return on average capital employed ("ROACE"). One-half of Mr. Eilers' incentive compensation for 1998 was linked to the financial performance of the Company's Paper Payment Systems segment, which is headed by Mr. Eilers. The balance of Mr. Eilers' incentive compensation was based on EPS and ROACE. In establishing performance measurements for 1998, the Compensation Committee considered that certain extraordinary or one-time gains and charges and the discontinuation or sale of certain business units could affect 1998 earnings, and as a consequence EPS and ROACE. The performance measurements were adjusted to eliminate the impact of such events, although the Compensation Committee retained the ability to reduce payments to the Officers in its discretion.

    As the Company's adjusted EPS and ROACE exceeded targeted levels during 1998, incentive compensation payments to the Officers under the Annual Incentive Plan for 1998 were generally double the targeted award levels. Mr. Eilers' award was approximately 1.9 times the targeted level. Other Named Executive Officers received awards at twice the targeted level.

    LONG-TERM INCENTIVE COMPENSATION--The third element of the Company's compensation program involves stock options issued under the Company's Stock Incentive Plan (as amended, the "Stock Incentive Plan"). As part of the Company's strategy to emphasize performance-based compensation, the level of long-term incentive grants for 1998 was targeted at between the 50th and 65th percentile of the level of long-term incentive compensation provided by companies in the Compensation Survey. Each Named Executive Officer received an option grant in 1998, and the awards are described elsewhere herein under the caption "Option/SAR Grants in Last Fiscal Year." The Company ceased making grants of performance-based restricted stock units in 1998, electing instead to rely solely on stock options as the basis for its long-term incentive compensation plan.


    1998 CEO COMPENSATION

    Mr. Blanchard became President and Chief Executive Officer of the Company effective May 1, 1995 and was elected Chairman of the Board of Directors on May 6, 1996. For 1998, Mr. Blanchard received base compensation of $600,000. Mr. Blanchard also earned incentive compensation of $1,200,000 under the Annual Incentive Plan. As more fully described above, Mr. Blanchard's 1998 incentive compensation was determined by a comparison between the Company's adjusted EPS and ROACE and the performance standards set by the Compensation Committee. Mr. Blanchard's target total cash compensation for 1998 was set by the Committee at the 55th percentile of competitive compensation in the Compensation Survey.

    Mr. Blanchard was also awarded a ten-year, non-qualified stock option to purchase 176,000 shares of Common Stock in 1998. This option is exercisable at $33.00 per share and will vest in three equal annual installments commencing on January 30, 1999 (subject to acceleration upon the occurrence of certain events customarily included in the Company's current form of non-qualified option agreements and in the event of certain defined changes in control of the Company).

    The Compensation Committee believes that the terms and amount of Mr. Blanchard's compensation are reasonable given the scope of Mr. Blanchard's duties and responsibilities.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE

    The Compensation Committee believes that it is important for the Company to continue to be able to take all available tax deductions with respect to the compensation paid to its executive officers. Therefore, the Company intends to take such actions as may be necessary under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to continue to qualify for all available tax deductions related to executive compensation. The Omnibus Budget Reconciliation Act of 1993 created limitations governing the deductibility of compensation in excess of $1 million paid to the five named executive officers of publicly traded companies. The Committee expects that all performance-based compensation paid in 1998 to the Named Executive Officers under the plans described above will qualify for deductibility, either because the compensation is below the threshold for non-deductibility provided in Section 162(m) or because the payment of such compensation complies with the provisions of Section 162(m), and provide the Company's senior management team with a competitive level of compensation.


Calvin W. Aurand, Jr., Chairman
Barbara B. Grogan
James J. Renier


---------------------------------------------------------------------------------------------------------------------------
                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR(1)
---------------------------------------------------------------------------------------------------------------------------
                                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                                           ASSUMED ANNUAL RATES OF STOCK
                                                                                           PRICE APPRECIATION FOR OPTION
                                                                                                       TERM
                                               INDIVIDUAL GRANTS
----------------------- ---------------------------------------------------------------- ----------------------------------
                           NUMBER OF      % OF TOTAL
                          SECURITIES       OPTIONS/
         NAME             UNDERLYING     SARS GRANTED
                         OPTIONS/SARS    TO EMPLOYEES
                            GRANTED        IN FISCAL       EXERCISE OR      EXPIRATION      5% ($)(2)        10% ($)(2)
                                             YEAR          BASE PRICE         DATE
----------------------- ---------------- -------------- --------------- ---------------- ----------------- ----------------
John A. Blanchard III       176,000          12.7%          $33.00         01/30/08         $3,652,616       $9,256,456
----------------------- ---------------- -------------- --------------- ---------------- ----------------- ----------------
Lawrence J. Mosner          80,000            5.8%          $33.00         01/30/08         $1,660,280       $4,207,481
----------------------- ---------------- -------------- --------------- ---------------- ----------------- ----------------
Thomas W. VanHimbergen      41,000            3.0%          $33.00         01/30/08           $850,894       $2,156,334
----------------------- ---------------- -------------- --------------- ---------------- ----------------- ----------------
Ronald E. Eilers            50,000            3.6%          $33.00         01/30/08         $1,037,675       $2,629,675
----------------------- ---------------- -------------- --------------- ---------------- ----------------- ----------------
John H. LeFevre             32,500            2.3%          $33.00         01/30/08           $674,489       $1,709,289
----------------------- ---------------- -------------- --------------- ---------------- ----------------- ----------------


(1) The options shown were granted at an exercise price not less than the fair market value of the Common Stock on January 30, 1998, the date of grant. The options are exercisable in cumulative installments of 33-1/3 percent on each of January 30, 1999, 2000 and 2001, provided that the option holder is then employed by the Company. The vesting of the options is subject to acceleration in the event of the death, disability or approved retirement of the optionee and each option will remain exercisable for a five year period following any such event, although no option may be exercised after the expiration of its 10 year term. In addition, the vesting of the options are subject to acceleration in the event of certain defined changes in control of the Company. If the employment of the holder is terminated by the Company without cause, the holder's options will remain exercisable for a five year period following such termination, although no option may be exercised after the expiration of its term. No stock appreciation rights ("SARs") were granted to any of the Named Executive Officers during 1998.


(2) The assumed 5 and 10 percent annual stock price appreciation is shown for illustrative purposes only.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                    AND FISCAL YEAR-END OPTION/SAR VALUES(1)

---------------------------------------------------------------------------------------------------------------------------
                                                       NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS/SARS AT       IN-THE-MONEY OPTIONS/SARS AT
                                                               FISCAL YEAR END                 FISCAL YEAR END (2))
------------------- --------------------------------- ---------------------------------- ---------------------------------
                        SHARES            VALUE
                      ACQUIRED ON
       NAME            EXERCISE         REALIZED        EXERCISABLE    UNEXERCISABLE(3)    EXERCISABLE    UNEXERCISABLE(3)
------------------- ---------------- ---------------- ---------------- ----------------- ---------------- ----------------
John A.                    0               $0             145,001           265,999         $877,819         $1,167,619
Blanchard III
------------------- ---------------- ---------------- ---------------- ----------------- ---------------- ----------------
Lawrence J.                0               $0              51,334           146,666         $359,129           $672,496
Mosner
------------------- ---------------- ---------------- ---------------- ----------------- ---------------- ----------------
Thomas W.                  0               $0              16,667            74,333          $94,794           $335,644
VanHimbergen
------------------- ---------------- ---------------- ---------------- ----------------- ---------------- ----------------
Ronald E. Eilers           0               $0              11,017            58,000          $55,781           $226,125
------------------- ---------------- ---------------- ---------------- ----------------- ---------------- ----------------
John H. LeFevre            0               $0              24,667            45,833         $143,502           $195,779
------------------- ---------------- ---------------- ---------------- ----------------- ---------------- ----------------


(1) None of the Named Executive Officers held or exercised any SARs in 1998.

(2) The value of unexercised options at December 31, 1998 is determined by multiplying the difference between the exercise prices of the options and the closing price of the Common Stock on the NYSE on December 31, 1998 ($36.5625 per share) by the number of shares underlying the options.

(3) All of the unexercisable options described above will vest and become fully exercisable upon certain changes in control other than the following: Mr. VanHimbergen (33,333 shares at $30.875 per share); Mr. LeFevre (3,333 shares at $30.00 per share and 10,000 shares at $30.75 per share); and Mr. Eilers (2,000 shares at $30.00 per share and 6,000 shares at $30.75 per share). In the event of a change in control of the Company, the vesting of these options will also accelerate under certain circumstance set forth in the Executive Retention Agreements described below between the Company and each of Messrs. VanHimbergen, LeFevre and Eilers.



EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

    The following summarizes the material terms of Mr. Mosner's and Mr. VanHimbergen's employment, certain Executive Retention Agreements entered into by the Company in 1998 and a revised form of option agreement adopted by the Company in 1998.

LAWRENCE J. MOSNER

    In the event Mr. Mosner's employment should be terminated for reasons other than misconduct or negligence, Mr. Mosner is entitled to receive a severance package consisting of one year's base salary and a second year of income continuation. As part of this income continuation, the Company would continue to make payments to Mr. Mosner in an amount equal to the difference between his base salary and any lesser salary received by Mr. Mosner from a subsequent employer. In the event Mr. Mosner's employment is terminated following certain business combinations or changes of control involving the Company, the terms of the Executive Retention Agreement between Mr. Mosner and the Company that is described below would govern Mr. Mosner's severance entitlements in lieu of the foregoing.

THOMAS W. VANHIMBERGEN

    Mr. VanHimbergen is entitled to severance benefits in the event his employment is terminated for reasons other than willful misconduct, gross negligence or unlawful actions towards the Company or towards others on behalf of the Company (i.e., other than for cause). Under this arrangement, in the event of such a termination, Mr. VanHimbergen will receive a severance package of one year's base salary plus a second year of income continuation. As a part of this income continuation, the Company would continue to make payments to Mr. VanHimbergen in an amount equal to the difference between his base salary and any lesser salary received by Mr. VanHimbergen from a subsequent employer. Mr. VanHimbergen is also entitled to the continuation of his medical, dental, vision and life insurance coverage at employee rates for one year following his termination. In the event Mr. VanHimbergen's employment is terminated following certain business combinations or changes of control involving the Company, the terms of the Executive Retention Agreement between Mr. VanHimbergen and the Company that is described below would govern Mr. VanHimbergen's severance entitlements in lieu of the foregoing.

EXECUTIVE RETENTION AGREEMENTS

    On January 9, 1998, the Company entered into Executive Retention Agreements (the "Retention Agreements") with each of Messrs. Blanchard, Mosner, VanHimbergen, Eilers and LeFevre (collectively, the "Executives"). The Retention Agreements are intended to ensure that the Company will receive the continued dedication and service of the Executives notwithstanding the possibility or occurrence of a change in control of the Company and to encourage the full support and participation of the Executives in formulating and implementing the Company's strategic objectives. The Retention Agreements are designed to diminish the distractions that could be caused by personal uncertainties and risks associated with changes of control and other significant business combinations including the Company by providing the Executives with assurances regarding their compensation and benefits expectations under such circumstances.

    Under the Retention Agreements, each of the Executives agrees to remain in the employ of the Company, and the Company agreed to continue to employ each Executive, until the third anniversary following any "business combination" involving or "change in control" of the Company (as such terms are defined in the Retention Agreements). During such three-year period (the "Employment Period"), each Executive is entitled to maintain a position, authority, duties and responsibilities at least commensurate with the most significant of those held by the Executive during the 180 day period prior to the date (the "Effective Date") of the business combination or change in control (collectively, a "Business Combination") and the base salary of an Executive may not be reduced below that earned by the Executive during the twelve month period preceding the Effective Date. In determining any increase in an Executive's base salary during the Employment Period, the Executive is to be treated in a manner consistent with other peer executives. The Executives are also entitled to receive annual incentive payments during the Employment Period on the same objective basis as other peer executives (although in no event may an Executive's annual target bonus opportunity be less favorable to the Executive than that provided by the Company in the last fiscal year prior to the Effective Date and if the bonuses payable to other peer executives during the Employment Period are not wholly based on objective criteria, the Executive's annual incentive payment must be at least equal to an amount determined with reference to Executive's average annual incentive payments for certain periods ending prior to the Effective Date). During the Employment Period, each Executive is also entitled to participate in the Company's stock incentive, performance share, savings, retirement, welfare and fringe benefit plans on the same basis as the Company's other executives and the opportunities for and benefits to the Executives under such plans may not generally be reduced from those provided during the one-year period prior to the Effective Date.

    If, during the Employment Period, the Company terminates an Executive's employment other than for "cause" or "disability" or the Executive terminates his employment for "good reason" (as such terms are defined in the Retention Agreements), the Executive is entitled to a lump sum payment equal to the sum of any unpaid base salary and accrued vacation pay through the date of termination and an amount determined with reference to the Executive's historical incentive awards (the "Highest Annual Bonus") and the portion of the year in which the termination occurs that the Executive was employed by the Company. In addition, the Executive is entitled to receive a lump sum payment equal to three times the sum of the Executive's annual base salary and the Highest Annual Bonus, plus the amount that would have been contributed by the Company or its affiliates to the retirement plans in which the Executive participated prior to his termination in respect of such sum. With respect to Mr. Blanchard, the amount payable in respect of retirement plan contributions is instead based on the actuarial equivalent of the additional aggregate retirement pension Mr. Blanchard would have received if his Supplemental Retirement Benefits had been fully vested at the time of termination and he had been credited with an additional three years of service at a compensation rate determined by reference to his compensation during the 12 month period preceding the date of termination or, if higher, the 12 month period preceding the Effective Date. See "Summary Compensation Table--footnote 4." The Executives are also entitled to the continuation of their medical, disability, life and other health insurance benefits for up to a three year period after a qualifying termination and to certain out-placement services.

    All unvested options granted to an Executive vest and remain exercisable for a five year period (or, if less, their remaining term) following a qualifying termination and all other restricted shares and restricted stock units held by the Executive under the Stock Incentive Plan vest and are converted into shares of Common Stock on the date of any such termination. In the event of a qualifying termination, the Executives are also entitled to retain and earn any awards previously received under the Company's Performance Share Plan as if they had continued in the employ of the Company until the expiration of the relevant performance period. In the event the Company is not the surviving corporation in a Business Combination, the Executives are entitled to receive the economic equivalent of the foregoing benefits.

    The Retention Agreements also provide that if any payment or benefit received or to be received by an Executive, whether or not pursuant to his Retention Agreement, would be subject to the federal excise tax on "excess parachute payments," the Company will pay to the Executive such additional amount as may be necessary so that the Executive realizes, after the payment of such excise tax and any income tax or excise tax on such additional amount, the amount of such compensation.

    Under the Retention Agreements, if an Executive's employment is terminated by the Company without cause or by the Executive with good reason prior to the Effective Date at the request or direction of a person who agrees to engage in a Business Combination with the Company or otherwise in anticipation of or in connection with such a Combination (whether or not such a transaction in fact occurs), the Executive's employment shall be deemed to have been so terminated during the Employment Period and the Executive will become eligible for the benefits described above.


CHANGE IN CONTROL

    In addition to the change of control features applicable to some of the equity-based awards described elsewhere in this proxy statement, in January 1998 the Company adopted a new form of stock option agreement. Under this new form of agreement the three-year vesting schedule of the options granted to Officers of the Company is subject to acceleration upon certain defined changes in control of the Company. Each of Messrs. Blanchard (185,000 shares), Mosner (80,000 shares), VanHimbergen (50,000 shares), Eilers (30,000 shares) and LeFevre (30,000 shares) received an option in 1999 containing this feature.


               ----------------------------------------------------------------------------------------------
                                                  TOTAL SHAREHOLDERS RETURN *
                                        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                                                    (DIVIDENDS REINVESTED)
                                               DELUXE CORPORATION, S&P 500 INDEX
                                               AND S&P PUBLISHING INDUSTRY GROUP
               ----------------------------------------------------------------------------------------------
                                                       1993     1994     1995      1996     1997      1998
               ----------------------------------------------------------------------------------------------
                 DELUXE                               100.00    47.38     88.26   104.70   114.62     127.07
               ----------------------------------------------------------------------------------------------
                 S&P 500 STOCK INDEX                  100.00   101.32    139.40   171.40   228.59     293.91
               ----------------------------------------------------------------------------------------------
                 S&P PUBLISHING                       100.00   101.65    129.27   131.52   138.00     139.09
                 INDUSTRY GROUP
                 (13 companies, excluding the
                 Company)
               ----------------------------------------------------------------------------------------------

                                         TOTAL SHAREHOLDER RETURN *
                                  COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                                           (DIVIDENDS REINVESTED)

                                             [PLOT POINT CHART]

*  Assumes  $100  invested  on  December  31,  1993 in Deluxe  Publishing   Industry  Group   contains  other   companies
Common Stock,  the S&P 500 Stock Index and the S&P Publishing  engaged primarily in the printing business,  including the
Industry  Group.  The  S&P  Publishing  Industry  Group  is a  Company's   largest   competitor  in  the  check  printing
published   industry  or   line-of-business   index  prepared  business.
independently  by  Standard & Poor's and is  weighted  on the basis of stock market capitalization.  The

MEETINGS AND COMPENSATION OF DIRECTORS

    There were six meetings of the Board of Directors in 1998.

    The Board of Directors has an Audit Committee, a Compensation Committee and a Committee on Board Affairs. The Audit Committee reviews the reports of the independent public accountants and the Company's internal auditors. During 1998, the Audit Committee was composed of Messrs. Jacobson (who served as Chairman until August 7, 1998), Salipante (who succeeded Mr. Jacobson as Chairman in August 1998), Nachtsheim and Robinson. The Audit Committee held four meetings in 1998. From November 1997 until August 7, 1998, the Compensation Committee was composed of Messrs. Renier (Chairman), Aurand and Tyabji and Ms. Grogan. In August 1998, Mr. Tyabji left the Committee and Mr. Aurand succeeded Dr. Renier as Chairman. The Compensation Committee is responsible for, among other things, developing an executive compensation philosophy and related administrative policies, reviewing comparative market data for the CEO and the other Officers and ensuring that the Company's compensation programs are competitive, approving the design of short- and long-term incentive compensation programs for the Officers, establishing performance measurements and compensation under the Company's short- and long-term incentive compensation programs for the Officers and Division Executives, determining the compensation of the CEO, reviewing and approving the compensation of the Company's other Officers and administering the Company's equity-based compensation programs. The Compensation Committee held three meetings in 1998. From November 1997 until August 1998, the Committee on Board Affairs consisted of Whitney MacMillan (Chairman) and Allen Jacobson, Messrs. Renier, Nachtsheim, Aurand, Hollis, Salipante, Robinson and Tyabji and Ms. Grogan. Since August 1998, the Committee on Board Affairs has been comprised of Messrs. Tyabji (Chairman), MacMillan, Renier and Hollis and Ms. Grogan. The Committee on Board Affairs, in consultation with the Company's management, identifies prospective nominees for election to the Board and reviews their qualifications. The Committee on Board Affairs also considers matters relating to management succession and reports on such matters to the Board of Directors. The Committee on Board Affairs had one meeting in 1998.

    The Committee on Board Affairs will consider nominees to the Board of Directors recommended by shareholders. Such recommendations should be submitted by mail, addressed to the Committee on Board Affairs in care of the Secretary of the Company.

    During 1998, each incumbent Director, attended at least 75 percent of the aggregate of: (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board on which he or she served.

    Directors who are employees of the Company do not receive compensation for their service on the Board other than their compensation as employees. During 1998, Directors who were not employees of the Company ("Independent Directors") each received a $50,000 annual board retainer, payable quarterly. An additional $12,500 annual committee retainer was paid to the chair of each committee and a $7,500 annual committee retainer was paid to each other member of a committee. Fees are not paid for attendance at meetings. In addition to the foregoing, Independent Directors may receive compensation for the performance of duties assigned by the Board or its Committees that are considered beyond the scope of the ordinary responsibilities of Directors or Committee members.

    In November 1997, the Company adopted the Deluxe Corporation Non-Employee Stock and Deferral Plan (the "Director Plan"). The purpose of the Director Plan is to provide an opportunity for Independent Directors to increase their ownership of Common Stock and thereby align their interest in the long-term success of the Company with that of the Company's other shareholders. Under the Director Plan, each Independent Director may irrevocably elect to receive, in lieu of cash, shares of Common Stock having a fair market value equal to at least 50% of his or her annual board and committee retainer (collectively, the "Retainer"). The shares of Common Stock receivable pursuant to the Director Plan are issued quarterly or, at the option of the Independent Director, credited to the Director in the form of deferred restricted stock units. These units vest and are converted into shares of Common Stock on the earlier of the tenth anniversary of the February 1st of the year following the year in which the Independent Director ceases to serve on the Company's Board of Directors or such other date as is elected by the Independent Director in his or her deferral election.

    Each restricted stock unit receives dividend equivalent payments equal to the dividend payment on one share of Common Stock. Any restricted stock units issued pursuant to the Director Plan will vest and be converted into shares of Common Stock in connection with certain defined changes in control of the Company. All shares of Common Stock issued pursuant to the Director Plan are issued under the Stock

Incentive Plan and must be held by the Independent Director receiving them for a minimum period of six months from the date of issuance.

    Harold V. Haverty, the Company's former President and Chief Executive Officer, served as a director emeritus between November 1997 and the Company's 1998 annual meeting of shareholders, when he retired. Mr. Haverty continued to receive his Retainer (payable in cash) as a director emeritus. Allen F. Jacobson, a member of the Company's Board of Directors since 1991, retired from the Board in January, 1999. Whitney MacMillan, who has served on the Board since 1988, is not standing for re-election and will retire from the Board following the 1999 meeting of shareholders.

    Each new Independent Director receives a one-time grant of 1,000 shares of restricted stock under the Stock Incentive Plan as of the date of his or her initial election to the Board of Directors. The restricted stock vests in equal installments on the dates of the Company's regular shareholders' meetings in each of the three years following the date of grant, provided that the Director remains in office immediately following the regular meeting. Restricted stock awards also vest immediately upon an Independent Director's retirement from the Board in accordance with the Company's policy with respect to mandatory retirement.

    In 1997, each Independent Director elected at the 1997 Meeting received a non-qualified option to purchase 1,000 shares of the Company's Common Stock under the Stock Incentive Plan on the date of the 1997 Meeting. These options have an exercise price equal to the fair market value of the underlying Common Stock on the date of grant, became fully exercisable six months after the date of grant and will expire on the tenth anniversary of such date. The options also terminate three months following the date upon which a participant ceases to be a Director of the Company. This option program was discontinued in 1998 and options will not be granted in connection with the Meeting.

    Benefits under the Company's previous Board retirement plan were frozen following the adoption of the Director Plan. As a result, no additional benefits will be accrued for current Directors or be offered to newly elected Directors. Under the current provisions of the Board retirement plan, Independent Directors with at least five years of service as an Independent Director who resign or are not nominated for re-election will receive an annual payment equal to the annual Board retainer in effect on July 1, 1997 ($30,000 per year) for the number of years during which the retiree served on the Board as an Independent Director prior to October 31, 1997. In calculating a Director's eligibility for benefits under this plan, partial years of service are rounded up to the nearest whole number. Retirement payments do not extend beyond the lifetime of the retiree and are contingent upon the retiree's remaining available for consultation with management and refraining from engaging in any activity in competition with the Company. All of the current Independent Directors (other than Mr. Tyabji) are eligible for benefits under this plan. Mr. Jacobson is entitled to receive benefits under this plan for up to seven years following his retirement and Mr. MacMillan will be eligible to receive benefits for up to 10 years following his retirement.

    DRH Strategic Consulting, Inc., a corporation controlled by Mr. Hollis and for which Mr. Hollis serves as President ("DRH"), provides, through the services of Mr. Hollis, advisory services to the Company and its joint venture with HCL Corporation of India (the "Joint Venture") regarding their respective strategies, technology and product plans and assists the Company and the Joint Venture in communicating their strategic initiatives to the financial services industry. DRH was paid a total of $106,250 in consulting fees by the Joint Venture in 1998, which amount was paid by the Company for the account of the Joint Venture, and reimbursed by such entities for an aggregate of ($50,077) of expenses incurred in providing such services. Consulting fees are not paid under this arrangement for Mr. Hollis' attendance at Board and Committee meetings.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of three independent Directors, none of whom is or has been an Officer of the Company. The Company has no compensation committee interlocks--that is, no Officer of the Company serves as a director or a compensation committee member of a company that has an officer or former officer serving on the Company's Board of Directors or the Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, and related regulations requires the Company's directors, executive officers, and any persons holding more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure of a Reporting Person to file a required report by the applicable due date during 1998. Based on its review of the reports submitted to it, the Company believes that each Reporting Person, other than Mr. VanHimbergen, timely filed all required reports during this period. Mr. VanHimbergen filed a late report associated with the vesting of a portion of his restricted stock unit award in May 1998.

            ITEM 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors, upon the recommendation of its Audit Committee, has selected Deloitte & Touche as independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 1999 and to perform other accounting services. Deloitte & Touche has acted as independent auditors of the Company since 1964.

    Representatives of Deloitte & Touche are not expected to be present at the Meeting. Although it is not required to do so, the Board of Directors has submitted the selection of Deloitte & Touche as the Company's independent auditors to the shareholders for ratification. Unless a contrary choice is specified, persons named as proxies will vote for the ratification of the selection of Deloitte & Touche. If the selection is not ratified, the Board of Directors will reconsider its selection of Deloitte & Touche. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF ITS SELECTION OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS.

                                 OTHER BUSINESS

    The Board of Directors does not intend to present any business at the Meeting other than the matters specifically set forth in this proxy statement and knows of no other business scheduled to come before the Meeting. If any other matters are brought before the Meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of the Company. The proxies solicited by the Company will confer discretionary authority on the persons named therein as proxies to vote on any matter presented at the meeting of which the Board of Directors did not have knowledge on or before November 30, 1998.

SHAREHOLDER PROPOSALS

    Any shareholder proposals intended to be presented at the Company's 2000 regular meeting of shareholders must be received by the Company no later than December 3, 1999 in order to be included in the proxy statement for that meeting. Under the Company's Bylaws, a shareholder proposal not included in the Company's Proxy Statement for its 2000 annual meeting of shareholders is untimely and may not be presented in any manner at the 2000 annual meeting of shareholders unless the shareholder wishing to make such proposal follows certain specific notice procedures set forth in the Company's Bylaws, including delivering notice of such proposal in writing to the Secretary of the Company at the address indicated on the first page of this proxy statement no later than December 3, 1999.

                                         By order of the Board of Directors:

                                         John H. LeFevre
                                         Secretary

March 31, 1999

                                                   -----------------------------
                                                      COMPANY #
                                                      CONTROL #
                                                   -----------------------------

THIS YEAR THERE ARE THREE WAYS TO VOTE.


YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

* Use any touch-tone telephone to grant your proxy 24 hours a day, 7 days a week.
* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.
* Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/dlx/ -- QUICK *** EASY *** IMMEDIATE

* Use the Internet to grant your proxy 24 hours a day, 7 days a week.
* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.


VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Deluxe Corporation, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.








      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                               PLEASE DETACH HERE



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS LISTED BELOW.

1. Election of directors 01 John A. Blanchard III      06 Donald R. Hollis      [ ]  Vote FOR       [ ]  Vote WITHHELD
                         02 Dr. James J. Renier        07 Robert C. Salipante        all nominees        from all nominees
                         03 Barbara B. Grogan          08 Jack Robinson
                         04 Stephen P. Nachtsheim      09 Hatim A. Tyabji
                         05 Calvin W. Aurand, Jr.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEES,                                 ---------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX TO THE RIGHT.                  |                                                  |
                                                                                ---------------------------------------------------

2. Ratification of the selection of Deloitte & Touche as
   independent auditors.                                                          [ ]For       [ ] Against       [ ] Abstain

3. In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting.

   Address Change? Mark Box   [ ]                                                    Date ------------------------------------------
   Indicate changes below:

                                                                                ---------------------------------------------------
                                                                                |                                                  |
                                                                                |                                                  |
                                                                                |                                                  |
                                                                                ---------------------------------------------------

                                                                                Signature(s) in Box

                                                                                Please sign exactly as name appears at the left.
                                                                                When shares are held by joint tenants, either or
                                                                                both may sign. When signing as attorney, executor,
                                                                                administrator, trustee or guardian, please give
                                                                                full title as such. If the shareholder is a
                                                                                corporation, please sign in full corporate name by
                                                                                president or other authorized officer. If the
                                                                                shareholder is a partnership, please sign in
                                                                                partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS

Shareholders are invited to attend Deluxe's annual shareholder meeting. It will be held Tuesday, May 4, 1999, in the Nicollet Grand Ballroom, main level, at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minn., at 5 p.m. Light refreshments will be served after the meeting.


TOLL-FREE SHAREHOLDER INFORMATION LINE

The Company no longer distributes printed quarterly reports because of a lack of timeliness and of increased printing and distribution costs. However, you may dial 1-888-359-6397 (1-888-DLX-NEWS) to listen to the latest quarterly financial results, dividend news, and other information about Deluxe.

The planned quarterly release dates for 1999 financial information are:

     April 22, 1999
     July 15, 1999
     October 14, 1999
     January 25, 2000

Information about Deluxe can also be found on our Web site at http://www.deluxe.com.

     1-888-359-6397 OR (1-888-DLX-NEWS)

DIVIDEND DIRECT DEPOSIT

Deluxe Corporation directly deposits dividends into the accounts of its employee shareholders. This service is also available to shareholders who are not employees. It allows shareholders to have their dividends automatically deposited into an account at whatever financial institution they designate. Direct deposit provides convenient, fast access to dividend payments.

For additional information about dividend direct deposit or to change the account to which your dividend is currently being deposited, please contact Norwest Bank Minnesota, N.A. by telephone at (800) 468-9716 or by e-mail at shareowner@aol.com





[DELUXE LETTERHEAD]



                                                                          PROXY
--------------------------------------------------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


  The undersigned appoints John A. Blanchard III, Lawrence J. Mosner, and John
H. LeFevre as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of Deluxe Corporation held of record by the undersigned on March 8, 1999 at the annual meeting of shareholders to be held on May 4, 1999, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE HEREOF AND EACH OF THE LISTED PROPOSALS.








                                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

[DELUXE LETTERHEAD]



                                                                          PROXY
--------------------------------------------------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


  The undersigned appoints John A. Blanchard III, Lawrence J. Mosner, and John
H. LeFevre as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of Deluxe Corporation held of record by the undersigned on March 8, 1999 at the annual meeting of shareholders to be held on May 4, 1999, and at any adjournment thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE HEREOF AND EACH OF THE LISTED PROPOSALS.










                                (Continued and to be SIGNED on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS LISTED BELOW.

1. Election of directors      01 John A. Blanchard III      06 Donald R. Hollis      [ ] Vote FOR        [ ] Vote WITHHELD
                              02 Dr. James J. Renier        07 Robert C. Salipante       all nominees        from all nominees
                              03 Barbara B. Grogan          08 Jack Robinson
                              04 Stephen P. Nachtsheim      09 Hatim A. Tyabji
                              05 Calvin W. Aurand, Jr.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEES,                                 ----------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX TO THE RIGHT.                  |                                                  |
                                                                                ----------------------------------------------------


2. Ratification of the selection of Deloitte & Touche as  independent auditors.      [ ] For        [ ] Against       [ ] Abstain


3. In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting.

                                                                                 Date ---------------------------------------------

                                                                                ----------------------------------------------------
                                                                                |                                                  |
                                                                                |                                                  |
                                                                                |                                                  |
                                                                                |                                                  |
                                                                                ----------------------------------------------------

                                                                                 Signature(s) in Box

                                                                                Please sign exactly as name appears at the left.
                                                                                When shares are held by joint tenants, either or
                                                                                both may sign. When signing as attorney, executor,
                                                                                administrator, trustee or guardian, please give
                                                                                full title as such. If the shareholder is a
                                                                                corporation, please sign in full corporate name by
                                                                                president or other authorized officer. If the
                                                                                shareholder is a partnership, please sign in
                                                                                partnership name by authorized person.